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                                                                EXHIBIT 10(d)(i)

                                                              [John L. Hilt IRA]

                      SUBORDINATED NOTE PURCHASE AGREEMENT

                                  JUNE 27, 2000

To:      Purchaser of a Floating Rate
         Subordinated Note of Community Shores
         Bank Corporation, Due June 30, 2006

         Community Shores Bank Corporation, a Michigan corporation (the "Company"), whose address is 1030 W. Norton Avenue, Muskegon, Michigan 49441, agrees with you ("you") as follows:

         1. The Note. The Company intends to issue up to $4,000,000 of its Floating Rate Subordinated Notes due June 30, 2006 (the "Floating Rate Subordinated Notes"). The Company has taken all necessary action to authorize the execution and delivery of this Agreement and the sale and issuance to you under this Agreement of one of its Floating Rate Subordinated Notes, in the principal amount (not less than $100,000) designated by you on the signature page of this Agreement (the "Note"). The Note will be in substantially the form set forth as Exhibit A to this Agreement. The Note will be dated as of the Closing Date (defined below), and mature on June 30, 2006, unless the maturity date is extended by written agreement of the Company and you. The Note will bear interest on its unpaid principal balance at the Adjusted Firstar Prime Rate from the Closing Date until payment in full, payable quarterly in arrears on April 15, July 15, October 15, and January 15 of each year, for the immediately preceding quarter, commencing July 15, 2000. The Adjusted Firstar Prime Rate is the per annum rate announced from time to time by Firstar Bank, N.A. as its prime rate, or if that rate is not practical to determine for any period, then during such period the prime rate prevailing at the time in the State of Michigan, plus in either case one and one-half percent (1 1/2%) per annum. Interest on overdue interest will be payable on demand at the rate of ten percent (10%) per annum. During the continuance of any Event of Default the per annum rate of interest payable on the unpaid principal balance of the Note will increase from the Adjusted Firstar Prime Rate to two percent (2%) per annum above the Adjusted Firstar Prime Rate. The Note will be unsecured and will not be convertible into capital stock of the Company. The Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least one (1) days prior written notice to you.

         THE NOTE WILL BE ISSUED IN REGISTERED FORM ONLY AND WILL BE TRANSFERABLE ONLY AS PROVIDED IN THIS AGREEMENT. THE NOTE WILL NOT BE ELIGIBLE AS COLLATERAL FOR LOANS FROM THE COMPANY'S SUBSIDIARY, COMMUNITY SHORES BANK (THE "BANK"). THE NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF THE BANK. THE
NOTE IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

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         2.       Purchase and Sale of the Note. Subject to the terms and
conditions of this Agreement, and in reliance upon the representations and warranties set forth in this Agreement, you agree to purchase from the Company, and the Company agrees to issue and sell to you, a Note, in the aggregate principal amount of not less than $100,000, you have designated on the signature page of this Agreement, upon delivery by you, at or prior to the Closing Date, of the purchase price specified in Section 3. The Company will initially issue to you one Note registered in your name and payable to you in the aggregate principal amount of the Note being purchased by you.

         3. Closing. The Closing under this Agreement will take place at the main office of the Company at 1030 W. Norton Avenue, Muskegon, Michigan 49441, at 9:00 a.m., on June 28, 2000, or on such other date and time as may be mutually agreed upon between you and the Company (such date and time is called the "Closing Date"). Unless otherwise mutually agreed between you and the Company, at the Closing the Company will deliver the Note to you against payment by you, by delivery to the Company of cash, a personal check, bank cashier's check, or wire transfer, for 100% of the aggregate principal amount of the Note to be sold and delivered to you (the "Purchase Price").

         4.       Representations  and  Warranties  of  the  Company.   The
Company represents and warrants to you as follows:


                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.

                  (b) The Company is duly authorized to conduct its current business and has all requisite corporate power and authority to own and operate its properties and assets (including the voting capital stock of the Bank), and to carry on its business; except to the extent that the Company's failure to be so authorized or have such power or authority would not be expected to have a material adverse effect on the Company.

                  (c) The Company is duly authorized to enter into this Agreement, to issue and sell the Note, and to perform the terms of this Agreement and of the Note.

                  (d) The Company has furnished to you its audited consolidated balance sheets as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in shareholders' equity and cash flow for the year ended December 31, 1999 and the period from July 23, 1998 (inception) through December 31, 1998; together with the report thereon of Crowe Chizek and Company LLP, independent auditors for the Company. Such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended

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December  31,  1999 and for the period from July 23,  1998  (inception)  through
December 31, 1998, in conformity with generally accepted accounting principles.

                  (e) Since December 31, 1999, there has been no material adverse change in the business or financial condition of the Company, except to the extent disclosed in the Company's Quarterly Report to the Securities and Exchange Commission for the quarter ended March 31, 2000, a copy of which has been provided to you, or to the extent that the Company's operations since December 31, 1999 have used cash or generated a loss, or require that the Company or the Bank have additional capital to satisfy applicable bank regulatory requirements.

                  (f) There are no actions, suits, proceedings or investigations pending before any court or governmental agency, or, to the Company's knowledge, threatened before any such court or governmental agency, which the Company expects will result in any judgment, order, decree or liability having a material adverse effect upon the business or financial condition of the Company, or which questions the validity of the Note or this Agreement.

                  (g) The Company has filed all federal, state, local and other tax returns required by law to be filed by it, and all taxes shown to be due and all additional assessments shown to be due, have been paid by the Company; except to the extent that the failure to make any such filing or payment would not be expected to have a material adverse effect on the Company.

                  (h) The Company is not in default under, nor is it violating any term of its Articles of Incorporation or its Bylaws, or any term or condition of any agreement, lease, contract, instrument, judgment, decree, or order applicable to it, where such default or violation would be expected to have a material adverse effect on the Company. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement, nor compliance with the provisions of this Agreement and of the Note, will result in any default under or violation of any term or condition of any agreement, lease, contract, instrument, judgment, decree, or order applicable to it, where such default or violation would be expected to have a material adverse effect on the Company, or in the creation of any mortgage, lien, charge, or encumbrance upon any of the properties and assets of the Company, where such mortgage, lien, charge or encumbrance would be expected to have a material adverse effect on the Company.

                  (i) There exists no condition, event or act which would constitute an Event of Default, as defined in Section 9 of this Agreement, or which, after notice or lapse of time or both, would constitute such an Event of Default.

         5. Representations, Warranties and Covenants of the Purchaser. You are aware that the Company intends to issue the Note and the other Floating Rate Subordinated Notes pursuant to an exemption from registration under Rule 506 of Regulation D or Section 4(2) of the Securities Act of 1933 (the "Securities Act"), and

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under Section  402(b)(9) of the Michigan  Uniform  Securities Act (the "Michigan
Act"), or without registration under the Michigan Act in reliance on Section 18 of the Securities Act. In determining whether these exemptions from registration under the Securities Act, the Michigan Act, or other applicable securities laws, are available, the Company is relying upon your representations, warranties and covenants contained in this Agreement, and upon those of other purchasers of the Company's Floating Rate Subordinated Notes. You represent and warrant to, and agree with, the Company as follows, EXCEPT THAT YOU MAKE NO REPRESENTATION WITH RESPECT TO SUBSECTIONS (F) OR (G) BELOW:

                  (a) You are acquiring the Note solely for your own account, OR FOR THE ACCOUNT OF JOHN L. HILT, FOR WHOSE BENEFIT YOU WILL BE HOLDING THE NOTE, for investment and not with a view to any further sale or distribution of the Note.

                  (b) The Note has not been registered under the Securities Act, the Michigan Act, or any other state securities act, and will not be sold or otherwise transferred without registration under the Securities Act, the Michigan Act, and any other applicable state securities act, or an exemption from registration. You recognize that the certificate representing the Note will bear a restrictive legend providing that no sale or other transfer may be made without registration under federal and state securities laws or an exemption from registration. The records of the Company will also be marked to note the restrictions on transfer of the Note referred to in this Section.

                  (c) In addition to the restrictions on transfer set forth in subsection (b) above, you agree that you will give the Company at least 10 business days (or such shorter period as the Company may agree to) advance notice of any proposed sale, pledge, or other transfer of the Note or of any interest in the Note; and will not sell, pledge or otherwise transfer the Note, or any interest in the Note, without the written consent of the Company; except that no consent of the Company shall be required for any sale of the Note to any person who is a member of the Board of Directors of the Company at the time of the sale, or that is an entity all of the equity owners of which are members of the Board of Directors of the Company at the time of the sale, OR FOR THE TRANSFER OF THE NOTE TO JOHN L. HILT, FOR WHOSE BENEFIT YOU WILL BE HOLDING THE NOTE. The Company may decline to grant its consent for any reason, or no reason.

                  (d) The Note was not offered to you by means of any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium, or broadcast over television or radio, or any other form of general solicitation or advertising. Materials submitted to you in connection with the purchase of the Note were received by you at least 48 hours before this Agreement was signed.

                  (e) You have not paid or agreed to pay any commission to any person for soliciting you to purchase the Note; and you are not aware any other person making any agreement to pay, or paying any commission in connection with the sale of any Floating Rate Subordinated Note.


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                 (f)       You are an "accredited investor" as that term is
defined in Regulation D under the Securities Act, because (initial the clause that applies):

-------  You are a member of the Board of Directors of the Company; or

-------  You are a limited liability company, all of the members of which are member of the Board of Directors of the Company; or

-------  You are an individual retirement account, the sole owner of which is a member of the Board of Directors of the Company; or

-------  Describe your basis for being an accredited investor

         ----------------------------------------------------------------------

         ----------------------------------------------------------------------.

                  (g) All communication with you regarding the purchase of the Note has occurred in the State of Michigan; and if you are an individual, you are a bona fide resident of the State of Michigan.

                  (h) You have full power and authority, and have taken, and if you are an entity, your members, shareholders, directors, trustees or other governing bodies have taken all action necessary to authorize the purchase of the Note, and you have obtained the consent or approval of all governmental agencies or bodies whose consent or approval is required for your purchase of the Note. Your purchase of the Note does not violate any law, rule or regulation to which you are subject nor the terms of any agreement or undertaking to which you are a party.

         6. Payment, Registration and Transfer of the Note. The Company may make all payments on account of the principal of the Note and any interest thereon directly by check duly mailed or delivered to you at your address set forth in the register referred to in this Section 6, without any presentment or notation of payment, notwithstanding any provisions to the contrary in the Note with respect to the place and manner of payment. Any amount of principal so paid on the Note shall be regarded as having been retired and cancelled at the time of payment. When all principal of and interest on the Note has been fully paid, the Note shall be surrendered to the Company and shall be retired and cancelled.

         The Company will cause to be kept at its principal office a register in which shall be entered the name and address of the holder of the Note, the particulars of the Note, and of all transfers of the Note. The person in whose name the Note shall be so registered shall be deemed and treated as the owner of the Note for all purposes of this Agreement and the Company shall not be affected by any notice to the contrary. Payment of or on account of the principal of and interest on the Note shall be made

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only to or upon the written order of the  registered  owner.  For the purpose of any request, direction, consent, or waiver under this Agreement, the Company may deem and treat the registered owner of the Note as the owner of the Note without production of the Note.

         Subject to compliance with the requirements of Sections 5(b) and 5(c) of this Agreement, the holder of the Note may at any time prior to maturity or payment in full of the Note transfer the Note by surrender of the Note at the principal office of the Company with an appropriate instrument of transfer, and the Company shall, without expense to such holder or transfere, execute and deliver to the transferee a new Note registered in the name of such transferee in principal amount equal to the unpaid principal amount of the Note so transferred. All Notes so issued upon transfers or exchanges shall have the same maturity and rate of interest, contain the same provisions, and be subject to the same terms and conditions as the Note so surrendered, including all of the provisions of this Agreement.

         Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Note, and, if requested by the Company, upon delivery of an indemnity agreement or security reasonably satisfactory to the Company, the Company will issue a new Note of like tenor and amount in lieu of such lost, stolen, destroyed or mutilated Note. References in this Agreement to the Note shall include any Note issued pursuant to this Section 6.

         7. Subordination. The Company, for itself, its successors and assigns, covenants and agrees, and each original and successor holder of the
Note by his acceptance thereof likewise covenants and agrees that, notwithstanding any other provision of this Agreement or the Note, the payment of the principal of and interest on the Note shall be subordinated in right of payment, to the extent and in the manner set forth in this Agreement, to the prior payment in full of all of the Company's Senior Debt. "Senior Debt" means
(a) all obligations and liabilities of the Company for borrowed money or purchased money, whether direct or indirect, absolute or contingent, joint, several or joint and several, secured or unsecured, due or to become due, now existing or later arising, (b) all similar obligations of the Company arising from off-balance sheet guarantees and direct credit substitutes, and (c) all obligations of the Company associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts, and similar arrangements; to the extent, in each case, they are not by their terms made subordinate and junior to or on a parity with the Note, provided, however, that the obligations evidenced by the Company's Floating Rate Subordinated Notes that are now outstanding or later issued shall not constitute Senior Debt. The Note is not superior in right of payment to the other Floating Rate Subordinated Notes, but instead shall rank pari passu with all of the other Floating Rate Subordinated Notes for all purposes. The Note is senior to the Company's capital stock and in the event of any liquidation or insolvency of the Company would be eligible to receive payments out of the Company's assets before any payments to the Company's shareholders with respect to the capital stock.

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         In the event of any bankruptcy, insolvency or similar proceedings or any receivership, liquidation, reorganization or other similar proceedings relative to the Company or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or the distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency of the Company, then and in such event:

         (i) all obligations of the Company to which the Note is subordinated in right of payment shall be paid in full before any payment or distribution of any character shall be made on account of the Note;

         (ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the holder of the Note would be entitled except for the provisions of this Section 7 shall be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

         (iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities shall be received by the holder of the Note before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to the holders of such Senior Debt or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Debt may have been issued, ratably as aforesaid, for application to the payment of all Senior Debt remaining unpaid until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

         Subject to the payment in full of all Senior Debt, the holder of the Note shall be subrogated to the rights of the holders of the Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until all amounts owing on the Note shall be paid in full, and as between the Company, its creditors other than holders of Senior Debt, and the holder of the Note no such payment or distribution made to the holders of Senior Debt by virtue of this Section 7 which otherwise would have been made to the holder of the Note shall be deemed to be a payment on account of the Senior Debt, it being understood that the provisions of this Section 7 are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Debt, on the other hand.


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         In the event that any default occurs in the payment of the principal of
(and premium, if any) or interest on any Senior Debt, and if thereafter judicial proceedings shall have been instituted with respect to such defaulted payment, or if the maturity of any Senior Debt is accelerated by any holder thereof upon a default with respect thereto and such acceleration has not been rescinded or said accelerated Senior Debt has not been paid, then, and during the continuance of either of such events, no payment of principal or interest on the Note shall be made by the Company or demanded or accepted by any holder of the Note who has received notice from the Company or from a holder of such Senior Debt of either of such events. In case any payment or distribution shall be paid or delivered to any holder of the Note who has received notice of either of the events specified in the preceding sentence, in violation or contravention of the provisions of this subordination, such payment or distribution shall be held in trust for and paid and delivered to the holders of such Senior Debt until they shall have been paid in full.

         No present or future holder of Senior Debt shall be prejudiced in his right to enforce subordination of the Note by any failure to act on the part of the Company.

         The subordination provisions of this Section 7 are solely for the purpose of defining the relative rights of the holders of Senior Debt on the one hand and the holder of the Note on the other hand, and nothing herein shall impair, as between the Company and the holder of the Note, the obligation of the Company, which is unconditional and absolute, to pay to such holder the principal of and interest on the Note in accordance with its terms, nor shall anything in this Agreement prevent the holder of the Note from exercising all remedies in this Agreement or otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement (subject to the rights, if any, of the holders of Senior Debt to receive cash, property or securities otherwise payable or deliverable to the holder of the Note).

         8. Covenants of the Company. The Company covenants and agrees that, so long as the Note is outstanding, it will perform and observe the following covenants and provisions:

                  (a) The Company will pay the principal of and interest on the Note at the time and place and in the manner stated in the Note.

                  (b) The Company will not sell all or substantially all of its assets unless the purchaser agrees to be liable for the payment of all of the Company's obligations under the Note.

                  (c) The Company will not consolidate with or merge into any other corporation or entity or permit any other corporation or entity to consolidate with or merge into the Company; provided that the foregoing shall not apply to any consolidation or merger to which the Company is a party if the Company is the surviving corporation, or the surviving corporation agrees to be liable for the payment of all of the Company's obligations under the Note.

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                 (d)       The Company will provide, within 20 days after
written request or request in person at the main office of the Company, to the holder of the Note a copy of the consolidated balance sheet of the Company as of the end of the most recently completed fiscal year of the Company and a consolidated statement of income for such fiscal year, in reasonable detail and prepared in accordance with generally accepted accounting principles. Such financial statements will be available to the holder of the Note on or after the 90th day following the end of each fiscal year of the Company.

                  (e) During any period that an Event of Default exists and is continuing under this Agreement, the Company will not make any payment of principal of or interest on any other Floating Rate Subordinated Note unless the Company makes a payment of principal or interest on the Note in an amount such that the payments of principal and interest made on the Floating Rate Subordinated Notes outstanding at that time are pro rata, based on the principal and interest then due on each respective Floating Rate Subordinated Note compared to the principal and interest then due on all of the Floating Rate Subordinated Notes.

                   (f) The Company will, from time to time, within ten (10) days after submission of a written request for payment, reimburse you for all reasonable out-of-pocket costs, including legal fees and expenses, incurred by you in connection with the preparation or review of this Agreement, the Note, any amendment or proposed amendment to this Agreement or the Note, or any related documents, or in analyzing or enforcing any of your rights under this Agreement or the Note, or in connection with any claim or inquiry brought by any shareholder of the Company or by any bank regulatory organization, in connection with this Agreement, the Note, or any of the related transactions.

         9. Defaults. Each of the following events shall constitute an "Event of Default" under this Agreement:


                  (a) If the Company shall default in the payments of any part of the principal of the Note when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise; and the default continues for more than (ten) 10 days after the holder of the Note provides written notice of the default to the Company; or

                  (b) If the Company shall default in the payment of any installment of interest on the Note, and the default continues for more than (fifteen) 15 days after the holder of the Note provides written notice of the default to the Company; or

                  (c) If the Company shall default in the performance or observance of any of the terms, covenants, or conditions of this Agreement or the Note, and such default shall continue for more than thirty (30) days after the holder of the Note provides written notice of the default to the Company; or

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                 (d)       If any representation or warranty made by the Company
in this Agreement shall prove to have been false or incorrect in any material respect on the date as of which it was made; or

                  (e) If the Company shall default in the payment of any principal of or interest on any Floating Rate Subordinated Note other than the Note, or upon any Senior Debt aggregating more than $100,000 in amount; and such default continues unremedied for more than fifteen (15) days after notice by the holder or holders of any such Floating Rate Subordinated Notes or Senior Debt to the Company of such default; or

                  (f) The Commissioner of the Michigan Office of Financial and Insurance Services, the Board of Governors of the Federal Reserve System, or the Federal Deposit Insurance Corporation, or any other regulatory authority having jurisdiction shall take possession of the properties, assets, and business of the Bank or appoint a receiver or conservator of the Bank; or

                  (g) Any action or proceeding shall be commenced by or against the Company or the Bank for reorganization, liquidation or similar relief under the Bankruptcy Code, or any other bankruptcy, reorganization or insolvency law or statute, and shall remain undismissed for 30 days.

         If an Event of Default under paragraphs (f) or (g) above shall occur and be continuing, the Note shall, without further action on the part of the holder or any other person, automatically and immediately become due and payable. If an Event of Default under paragraphs (a), (b), (c), (d) or (e) above shall occur and be continuing, then the holder of the Note shall have the option (unless such event shall have been remedied) to pursue such remedies as are permitted upon default under applicable law. In the event that the Note become due and payable automatically as provided for in the first sentence of this paragraph, then, subject to the subordination provisions of Section 7 of this Agreement, the Note shall immediately mature and become due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived. No delay on the part of the holder of the Note in exercising any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other rights, power or privilege under this Agreement.

         10       Adjustment of Interest Rate and Fees. You and the Company
acknowledge that Community Shores LLC, one of the intended purchasers of a Floating Rate Subordinated Note, intends to initially fund its purchase of a Floating Rate Subordinated Note with a loan from Firstar Bank, N.A. that bears interest at one-half percent (1/2%) below the per annum rate announced from time to time by Firstar Bank, N.A. as its prime rate. In the event that Community Shores LLC is required to pay a higher rate of interest to Firstar Bank, N.A. (or another lender) for money that it

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uses to fund (or continue funding) its Floating Rate Subordinated Note, the
Company agrees that during any period that a higher rate is in effect for such funding, the Company will pay you an additional amount as interest such that the interest rate paid on the Note will be at a rate that is not less than two percent (2%) per annum above the rate of interest payable by Community Shores LLC to fund its Floating Rate Subordinated Note. In addition, to the extent that Community Shores LLC is required to pay any fees to Firstar Bank, N.A. (or another lender) in connection with its obtaining of money to fund (or continue to fund) its Floating Rate Subordinated Note, the Company will upon request by Community Shores LLC, promptly reimburse Community Shores LLC for the amount of such fees that it has paid.

         11. Amendments, Waivers and Consents. Changes or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall obtain consent thereto in writing from the holder of Note. No change in or addition to Section 7 of this Agreement, or waiver of compliance with the provisions of Section 7, shall in any way affect the existing rights of creditors of the Company outstanding at the time of any such change, addition or waiver. Any consent may be given subject to the satisfaction of conditions stated in the document setting forth or accompanying the consent.

         12. Survival of Representations and Warranties. All representations and warranties contained in this Agreement are made in writing by the Company in connection with the transactions contemplated by this Agreement, are made as of the date of this Agreement, and shall survive the execution and delivery of this Agreement and of the Note.

         13. Notices. Any notice or demand which by any provision of this Agreement is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes when actually delivered, or if earlier, three business days after being sent by registered or certified United States mail, return receipt requested, and postage prepaid, to the applicable party at the address set forth opposite the signature of such party below or at such other address with respect to either party as such party shall notify the other in writing.

         14. Benefits. All of the terms and provisions of this Agreement shall bind and inure to the benefit of the parties to this Agreement and their respective successors and assigns, including all assignees and subsequent holders of the Note; provided that despite any assignment or transfer of the Note the Company shall be entitled to treat as the owner of the Note the holder designated as payee on the records maintained by the Company unless and until the Company shall have received the tender of the Note for transfer as provided for in Section 6 hereof.

         15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to choice of law principles of such State.

        16. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be an original, but such counterparts shall together constitute one and the same instrument.

         If you agree with the above, please sign this Agreement and return it to the Company, at which time this Agreement will become and evidence a binding agreement between the Company and you as of the date and year first above written.

Very truly yours,

COMMUNITY SHORES BANK
  CORPORATION

                                                  Address of Company:

                                                  1030 W. Norton Avenue
                                                  Muskegon, Michigan 49441
By: /s/ Jose' A. Infante
   ---------------------------                    Attention: Chairman of the
      Jose' A. Infante                                      Board, President and
      Chairman of the Board,                                and Chief Executive
       President and Chief Executive Officer                Officer

PURCHASER

This Agreement is hereby accepted and agreed to:

PAINEWEBBER, INC. IRA CUSTODIAN             Address of Purchaser:
FBO JOHN L. HILT IRA II,                    945 West Norton Avenue
Purchaser                                   Muskegon, MI 49443


(If an individual)

Purchaser's signature /s/ John L. Hilt IRA II
                      -----------------------

(If an entity)

By:
   ----------------------------------

     --------------------------------
              (print name)

         Its: ----------------------

AMOUNT OF NOTE TO BE PURCHASED    $ 525,000.

         The undersigned, John L. Hilt, represents and warrants to the Company, and agrees that:

(a) He is an "accredited investor" as that term is defined in Regulation D under the Securities Act of 1933 because he is a member of the Board of Directors of Company and has a net worth of over $1 million.

(b) He is the sole owner of the Individual Retirement Account that is purchaser of the Note and has directed the Individual Retirement Account to purchase the Note.

(c) As the beneficial purchaser of the Note, acting through his Individual Retirement Account, he makes the representations and warranties to the Company, and agrees with the Company, as set forth in Section 5 above, as though he were a purchaser of the Note; except that he makes no representation with respect to
Section 5(f) except that it is true with respect to the purchaser of the Note.


                                    ---------------------------
                                    John L. Hilt
         Address:                   3424 Scenic Drive
                                    Muskegon, MI 49445

                                    EXHIBIT A

                     FORM OF FLOATING RATE SUBORDINATED NOTE

         The Note shall be in substantially the form set forth in this Exhibit, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by resolution of the Board of Directors of the Company or by the officer or officers executing the Note, as evidenced by his, her, or their execution of the Note.

No. R- ______________


                        COMMUNITY SHORES BANK CORPORATION

                         FLOATING RATE SUBORDINATED NOTE
                                DUE JUNE 30, 2006

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, THE MICHIGAN UNIFORM SECURITIES ACT, OR THE SECURITIES LAWS OF ANY OTHER STATE. THIS NOTE MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, THE MICHIGAN UNIFORM SECURITIES ACT, AND ANY OTHER APPLICABLE STATE SECURITIES LAWS, UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         THIS NOTE IS SUBJECT TO RESTRICTIONS ON SALE, PLEDGE AND OTHER TRANSFERS SET FORTH IN AN AGREEMENT BETWEEN THE HOLDER AND ISSUER OF THIS NOTE, INCLUDING RESTRICTIONS REQUIRING, IN MOST CASES, THE ISSUER'S CONSENT PRIOR TO ANY SALE, PLEDGE OR OTHER TRANSFER.

         THIS NOTE IS NOT A DEPOSIT OR OTHER OBLIGATION OF COMMUNITY SHORES BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. THIS NOTE IS SUBORDINATE TO THE CLAIMS OF CERTAIN OTHER CREDITORS OF THE COMPANY, IS INELIGIBLE TO SECURE A LOAN FROM COMMUNITY SHORES BANK, AND IS UNSECURED.

         Community Shores Bank Corporation, a Michigan corporation (the "Company"), for value received, hereby promises to pay to or permitted registered assigns, on June 30, 2006, the principal sum of _________________________ Dollars and to pay interest on the unpaid principal amount of this Note from the date of this Note or from the most recent Interest Payment Date to which interest hereon has been paid or duly provided for, whichever is later, quarterly in arrears on the 15th day of April, July, October, and January (each an "Interest Payment Date") in each year commencing on July 15, 2000, at the Adjusted Firstar Prime Rate until the principal of this Note is paid or made available for payment. The Adjusted Firstar Prime Rate is the per annum rate announced from time to time by Firstar Bank, N.A. as its prime rate, or if that rate is not practical to determine for any period than during such period the prime rate prevailing at the time in the State of Michigan, plus in either case one and one-half percent (1 1/2%) per annum.

         Interest on overdue interest will be payable on demand at the rate of ten percent (10%) per annum. During the continuance of any Event of Default (as defined in the Purchase Agreement referred to below) the per annum rate of interest payable on the unpaid principal balance of this Note will increase from the Adjusted Firstar Prime Rate to two percent (2%) per annum above the Adjusted Firstar Prime Rate.

         The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the person in whose name this Note is registered at the close of business on the Regular Record Date for such interest which shall be the 15th day (whether or not a business day) of the calendar month immediately preceding an Interest Payment Date, notwithstanding the cancellation of this Note upon any transfer or exchange of this Note subsequent to such Regular Record Date and prior to such Interest Payment Date. The principal of and interest on this Note shall be payable at the principal office of the Company in Muskegon County, Michigan; provided, however, that payment of interest or principal may be made at the option of the Company by check mailed to the address of the person entitled to the payment as such address may appear on the Note Register. All such payments shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Note may be prepaid in whole or in part prior to maturity, without any prepayment fee, at any time at the election of the Company, upon at least one (1) days prior written notice to the person in whose name this Note is registered.

         This Note is one of a duly authorized issue of subordinated notes of the Company designated as its Floating Rate Subordinated Notes Due June 30, 2006 (the "Floating Rate Subordinated Notes"), limited in aggregate principal amount to $4,000,000. This Note is issued under and pursuant to a Subordinated Note Purchase Agreement dated June __, 2000, by and between the Company and the initial registered owner of this Note (the "Purchase Agreement") to which Purchase Agreement and any amendments to it reference is made for a description of the rights, limitations of rights, obligations, and duties of the Company and the person in whose name this Note is registered, and the terms upon which the Notes are, and are to be, registered and delivered.

         The payment of principal of and interest on this Note is expressly subordinated, as provided in the Purchase Agreement to the payment of any and all Senior Debt of the Company, as defined in the Purchase Agreement, which includes all obligations of the Company for borrowed or purchased money, whether outstanding at the date of the Purchase Agreement or subsequently incurred, other than obligations evidenced by the Company's Floating Rate Subordinated Notes that are now outstanding or later issued. This Note is not superior in right of payment to the other Floating Rate Subordinated Notes, but instead shall rank pari passu with all of the other Floating Rate Subordinated Notes. This Note is issued subject to such provisions of the Purchase Agreement, and each holder of this Note, by accepting the same, agrees to and shall be bound by such provisions.

         This Note is issuable only as a registered Note without coupons in minimum denominations of $1,000. No service charge will be made for any transfer or exchange of this Note, but the Company will require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange. The Company may treat the person in whose name this Note is registered as the owner of this Note for the purpose of receiving payment and for all other purposes whether or not this Note is overdue, and the Company shall not be affected by any notice to the contrary.

         As provided in the Purchase Agreement and subject to certain limitations set forth in the Purchase Agreement, this Note is transferable on the Note Register of the Company, upon surrender of this Note for transfer at the principle office of the Company in Muskegon County, Michigan, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, duly executed by, the registered holder of this Note.

         The interest rate payable on this Note may be increased under certain circumstances as provided for in Section 10 of the Purchase Agreement.

         No reference in this Note to the Purchase Agreement and no provisions of this Note or of the Purchase Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay, the principal of and interest on this Note at the time and place, at the rate and in the currency prescribed in this Note.

         Community Shores Bank Corporation has caused this Note to be executed in its corporate name by the manual signature of its duly authorized officer.

Date: ___________ , 200 ____

                                COMMUNITY SHORES BANK CORPORATION

                                BY:____________________________________


                                   ITS:________________________________